Exhibit 99.1


Tuesday , September 14, 2004 08:30 ET


FORT LAUDERDALE, Fla., Sep 14, 2004 (BUSINESS WIRE) -- VoIP, Inc. (OTCBB:VOII) today announced that it has finalized its acquisition of VoIP Americas, a privately held company based in Miami, Fla. VoIP Americas will operate as a wholly owned subsidiary of VoIP, Inc.

Under the Purchase Agreement, VoIP, Inc. has acquired 100% of the stock of VoIP Americas in exchange for the issuance of 1.0 million common shares of VoIP, Inc.

VoIP Americas was founded in 2002 to take advantage of the emerging market for IP multimedia-based solutions and to leverage the skill sets of its founders, Carlos Rivas and Albert Rodriguez. Having overcome the significant hurdles inherent in launching a Next Generation Carrier, VoIP Americas rolled out a suite of products designed to significantly lower the barrier of entry for organizations new to the market. In the most recent twelve period, VoIP Americas has demonstrated average monthly growth of 20%.

Today, VoIP Americas has customers in every continent excluding Antarctica and is terminating over 10,000,000 minutes of Voice Over IP traffic on a monthly basis.

"This is an excellent fit of two organizations that strongly complement one another," said Albert Rodriguez. "VoIP Americas will be better positioned to tap first-rate management and other resources necessary to continue expanding operations and remain competitive. Many of our people have worked together in the past and combined will pursue a wider niche in the enterprise marketplace."

"This acquisition of VoIP Americas will provide proven leadership in the IP Telephony space," added Steven Ivester, CEO and President of VoIP, Inc. "Our two organizations have both the strategic ability and the depth of resources to deliver Voice over IP services to enterprise customer's world wide, as well as to deliver service provider solutions to Cable Operators. VoIP Americas is an established and respected organizations that will provide a stronger presence and a greater network connectivity for our products and services."

About VoIP Americas:

VoIP Americas is a full service, wholesale Internet Telephony Service Provider enabling emerging carriers, ISP's; ITC's, Cable Operators and CLEC's to quickly and efficiently launch advanced VoIP services to their customer base. Our services include wholesale-VoIP for US and international termination; VoIP-800 & VoIP-did for access; and turnkey-VoIP, a full featured hosted platform providing the most popular residential and small business VoIP services. To learn more about VoIP Americas, Please visit http://www.voipamericas.com

About VoIP, Inc. www.voipincorporated.com

VoIP, Inc. is an emerging global service provider of superior quality Voice over IP based solutions offering residential and business customers more user friendly and affordable ways to communicate. VoIP, Inc. also manufactures products and provides services to Internet Service Providers, Telecommunication Service Providers and Cable Operators in strategic countries around the world. VoIP, Inc, through its subsidiaries, provides a comprehensive portfolio of IP multimedia-based solutions ranging from subscriber based voice services, to SIP based infrastructure design and deployment, to broadband customer premise equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology. VoIP, Inc. has applied for a patent for its state of the art VoIP Multimedia Terminal Adaptor which today supports the FCC Commission's desire for VoIP providers to deliver Emergency 911 Calling, Disability Access, and Law Enforcement Access capabilities to the marketplace.

VoIP, Inc. has aggressively pursued acquisitions in the IP Telephony space and on June 28, 2004 announced the finalization of the DTNet acquisition. Customers of DTNet include six of the top ten cable companies in the United States, National Cable Television Cooperative and Wide Open West. The customer base includes Cox (NYSE:COX), Comcast (NASDAQ:CMSA), CableVision (NYSE:CVC), and BrightHouse.

Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

SOURCE: VoIP, Inc.

CONTACT:          VoIP, Inc., Fort Lauderdale
                  Steven Ivester, 954-434-2000
                  sivester@voipincorporated.com
                  www.voipincorporated.com